                                                                   Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
MetaSolv Software, Inc.:

We consent to incorporation by reference in the following registration statements of MetaSolv Software, Inc. of our report dated February 1, 2000, relating to the balance sheets of MetaSolv Software, Inc. as of December 31, 1999 and 1998, and the related statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1999, and the related schedule, which report appears in the 1999 annual report on Form 10-K of MetaSolv Software, Inc.

        Registration
          Statement
   Form      No.                           Description
   ---- ------------                       -----------
   S-8    333-91233    MetaSolv Software, Inc. Long-term Incentive Plan
   S-8    333-91435    MetaSolv Software, Inc. Employee Stock Purchase Plan

                                          /s/ KPMG LLP

Dallas, Texas
March 27, 2000